UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2004

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY	11548
(Address of principal executive offices)	(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement.

     On September 17, 2004, the registrant’s board of directors adopted the 2005 Stock Compensation Plan (the “2005 Plan”), subject to shareholder approval. The registrant’s shareholders approved the 2005 Plan at their annual meeting held on November 17, 2004, which is the effective date of the 2005 Plan.

     The 2005 Plan permits the registrant to grant to its employees a variety of stock and stock-based compensation (that is, stock options, restricted shares, restricted units, performance shares and performance units). In structuring the 2005 Plan, the compensation committee of the registrant’s board of directors sought to provide for a variety of awards that can be administered flexibly. This will enable the registrant to keep pace with changing developments in management compensation, including changes in the accounting and tax treatment of different forms of equity compensation. The 2005 Plan grants to the compensation committee and, in certain circumstances, to the registrant’s chief executive officer, discretion to establish the terms and restrictions they deem appropriate for particular awards as circumstances warrant.

     An important impetus for the 2005 Plan is the proposal by the Financial Accounting Standards Board that a charge to earnings must be made upon the grant of stock options. If that proposal, presently scheduled to go into effect sometime in 2005, becomes final, the compensation committee plans to reduce substantially the number of stock options granted from the numbers granted in the past. In that event, the other forms of stock-based compensation authorized under the 2005 Plan—restricted and performance shares and units—will be available to help compensate for the substantially reduced level of option grants.

     In addition, the 2005 Plan provides that (1) on January 5 of each year beginning in January 5, 2005, each member of the registrant’s board of directors who is not on such date an employee of the registrant or any of its subsidiaries will automatically be granted 1,000 annual award units, and (2) each person who is elected a director of the registrant for the first time at an annual meeting of shareholders (i.e., disregarding any previous election of such person by the board of directors) and who is not an employee of the registrant or any of its subsidiaries on the date of such annual meeting will automatically be granted 1,000 annual award units on such date. Each of these units will be converted into one share of the registrant’s common stock and issued to a director after he or she ceases to be a member of the board of directors.

     Additional information concerning the 2005 Plan was “previously reported” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) in the registrant’s definitive proxy statement dated October 13, 2004, relating to the annual meeting of the registrant’s shareholders held on November 17, 2004, which proxy statement is incorporated by reference in this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

See the Exhibit Index on the page following the signature page of this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

	/s/	LISA MCDERMOTT
December 15, 2004		Lisa McDermott
Vice President – Finance
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

99	Pall Corporation 2005 Stock Compensation Plan, filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the fiscal year ended July 31,2004, and incorporated herein by reference.